Exhibit 99.1

Aevi Genomic Medicine Announces Expansion of its Collaboration with The Children’s Hospital of Philadelphia

PHILADELPHIA, PA – (Marketwired) – 02/21/2017 – Aevi Genomic Medicine, Inc. (NASDAQ: GNMX)

Aevi Genomic Medicine, Inc. (NASDAQ: GNMX) (the Company) announced today that it has strengthened its discovery and research platform by extending its genomics collaboration with the Center for Applied Genomics (CAG) at Children’s Hospital of Philadelphia (CHOP). The amendment to the existing agreement with CHOP grants the Company options for long-term exclusive access to certain data and samples from the CAG biobank and certain discoveries in rare and orphan diseases. Aevi Genomics has also renewed its Sponsored Research Agreement (SRA) with CHOP. The extension of the SRA marks the third renewal of sponsored research at CHOP, jointly focused on the genetics of rare and orphan pediatric disease.

“We are extremely pleased with our ongoing relationship with CAG which has resulted in two clinical development programs at Aevi Genomics,” said Garry A. Neil, Chief Scientific Officer. “With this extension, we have put in place a long-term structure which allows Aevi Genomics and CHOP to continue to develop novel therapies based on genomic discoveries.”

Under the terms of the amendments, Aevi Genomics received options to extend its exclusive access to certain rare and orphan disease data from the CAG biobank to identify genetic mutations underlying specific rare and orphan diseases. Aevi Genomics will utilize these data to inform the rational search and acquisition process used to identify development candidates for advancement into therapeutic and diagnostic products for sick children.

The amendment to the Company’s license agreement with CHOP requires the Company to pay an annual option fee. Aevi Genomics will also continue to sponsor translational research efforts at CAG via the SRA through June 2018 and has the option to extend the SRA for rolling two year terms.

About Aevi Genomic Medicine, Inc.

Aevi Genomics Medicine, Inc. is dedicated to unlocking the potential of genomic medicine to translate genetic discoveries into novel therapies. Driven by a commitment to patients with pediatric onset life-altering diseases, the company’s research and development efforts leverage an internal genomics platform and an ongoing collaboration with the Center for Applied Genomics (CAG) at The Children’s Hospital of Philadelphia (CHOP).

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

CONTACT:

Aevi Genomic Medicine, Inc.

Brian Piper

Brian.Piper@aevigenomics.com

Westwicke Partners

Chris Brinzey

339-970-2843

Chris.brinzey@westwicke.com